Exhibit 10(a)

                                  INITIO, INC.

                             1996 STOCK OPTION PLAN

      1. Purpose of Plan. This 1996 Stock Option Plan (the "Plan") is designed to assist INITIO, INC. (the "Company") in retaining the services of key employees, non-employee directors and such consultants as may be designated and to provide them with an incentive and inducement to contribute fully to the further growth and development of the business of the Company and its subsidiaries.

      2. Definitions. In addition to other definitions contained elsewhere in the Plan, as used in the Plan the following terms have the following meanings unless the context otherwise indicates or requires:

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as the same may from time to time be amended.

"Committee" means the Committee referred to in Section 4 hereof.

"Common Stock" means the Common Stock of the Company, par value $.01 per share.

"Designated beneficiary" means the person designated by an optionee to be entitled on his death to any remaining rights arising out of an option, such designation to be made in accordance with such regulations as the Committee or Board may establish.

"Disinterested Person" means "disinterested person" as defined in Rule 16b-3(c)(i), or any successor provision, promulgated under the Securities Exchange Act of 1934.

"Fair market value" means the mean between dealer closing "bid" and "ask" prices on the over-the-counter market on the last day on which the Company's shares of Common Stock were traded immediately preceding the date an option is granted pursuant to the Plan, as reported by the National Association of Security Dealers Automated Quotation System ("NASDAQ"), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of such Common Stock as determined by the Committee or the Board in good faith and based on all relevant factors.

"Stock Options" means any stock options granted to an optionee under the Plan.

"Stock Option Agreement" means a stock option agreement entered into pursuant to the Plan.

      3. Stock Options; Stock Subject to Plan. The stock to be issued upon exercise of Stock Options granted under the Plan shall consist of authorized but unissued shares, or of treasury shares, of Common Stock, as determined from time to time by the Board. The maximum number of shares for which Stock Options may be granted under the Plan is 500,000 shares, subject to adjustment as provided in Section 7. If any Stock Option granted under the Plan shall expire or terminate for any reason whatsoever without having been exercised in full, the unpurchased shares shall become available for new options.

      4. Administration.

      (a) The Plan shall be administered by a Stock Option Committee or, if such Committee not be appointed, by the Board. If the Board administers the Plan, all of the directors acting in this regard must be Disinterested Persons. For purposes of the Plan, the Board or its appointed Committee shall be referred to as the "Committee". The Committee, if any, shall be appointed by the Board and shall consist of not less than two members, each of whom is a Disinterested Person. The Board shall fill all vacancies on the Committee and may remove any member of the Committee at any time with or without cause, provided that the

Board replaces such member with a Disinterested Person. The Committee shall select its own chairman and shall adopt, alter or repeal such rules and procedures as it may deem proper and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and of actions taken by it without a meeting. A majority of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

      (b) Unless otherwise determined by the Board, the Committee shall have full and final authority in its discretion, but subject to the express provisions of the Plan, to (i) prescribe, amend and rescind rules and regulations relating to the Plan; (ii) interpret the Plan and the respective Stock Options; and (iii) make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Committee or the Board shall be binding and conclusive upon all parties. No member of the Committee or the Board shall be liable for any action or determination made in good faith in respect of the Plan or any Stock Option granted under it.

      (c) The provisions of this Section 4 shall survive any termination of the Plan.

      5. Terms and Exercise of Stock Option.

      (a) Each Stock Option shall terminate no later than ten years after the date on which it shall have been granted.

The date of termination pursuant to this paragraph is referred to hereinafter as the "termination date of the option".

      (b) Unless otherwise determined by the Committee, Stock Options shall be exercisable with respect to 20% of the shares subject to the Stock Option on the date of grant and an additional 20% on each of the succeeding four anniversaries of the date of grant. Any shares which may be purchased on any such date or other period which are not purchased on such date or other period may be purchased at any time or from time to time during any subsequent time period during the term of the Stock Option.

      (c) A Stock Option shall be exercised by written notice to the Secretary or Treasurer of the Company at its then principal office. The notice shall specify the number of shares as to which the Stock Option is being exercised and shall be accompanied by payment in full of the purchase price for such shares; provided, however, that an optionee at his or her discretion may, in lieu of cash payment, (i) deliver Common Stock already owed by him or her, valued at fair market value on the date of delivery, as payment for the exercise of any Stock Option or (ii) request that the Company withhold, from the number of shares of Common Stock that may otherwise be obtained upon the exercise of the Stock Option, that number of shares having an aggregate fair market value equal to the Stock Option exercise price. In the event a Stock Option is being exercised, in whole or in part, pursuant to Section 6(c) hereof by any person other than the optionee, a notice of election shall be accompanied by proof satisfactory to the Company of the rights of such person to exercise said Stock Option. An optionee shall not, by virtue of the granting of a Stock Option, be entitled to any rights of a shareholder in the Company and such optionee shall not be considered a record holder of shares purchased by him or her until the date on which he or she shall actually be recorded as the holder of such shares upon the stock records of the Company. The Company shall not be required to issue any fractional shares upon exercise of any Stock Option and shall not be required to pay to the person exercising the Stock Option the cash equivalent of any fractional share interest unless so determined by the Committee.

      (d) In the event an optionee elects to deliver Common Stock already owned by such optionee or to request that Common Stock be withheld in accordance with subsection (c) above, upon exercise of a Stock Option granted hereunder, the Company shall be entitled to require as a condition thereto that the optionee remit an amount which the Company deems sufficient to satisfy all Federal, State and other governmental withholding tax requirements related thereto. The Company shall have the right, in lieu of or in addition to the foregoing to withhold such sums from compensation otherwise due to the optionee.

      6. Other Stock Option Conditions.

      (a) No Stock Option shall be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionee the Stock

Option shall be exercisable only by such optionee or by his or her legal representative.

      (b) In the event of the termination of an optionee's employment by the Company at any time for any reason (excluding disability or death), his or her option and all rights thereunder shall be exercisable by the optionee at any time within thirty (30) days thereafter but in no event later than the termination date of his or her Stock Option. Notwithstanding the foregoing, in the event an Optionee is permanently and totally disabled (within the meaning of Section 105(d)(4), or any successor section, of the Code), his or her Stock Option and all rights thereunder shall be exercisable by the optionee (or his or her legal representative) at any time within six (6) months of termination of employment, but in no event later than the termination date of his Stock Option.

      (c) If an Optionee shall die while in the employ of the Company, his or her Stock Option may be exercised by his or her designated beneficiary or beneficiaries (or if none have been effectively designated, by his or her executor, administrator or the person to whom his or her rights under his or her Stock Option shall pass by will or by the laws of descent and distribution) at any time within six (6) months after the date of death, but not later than the termination date of his or her Stock Option.

      (d) Each Stock Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement, duly executed by the Company and the optionee, in such form and containing such provisions as the Committee may from time to time authorize or approve.

      7. Adjustments. The Stock Option Agreements shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the kind and number of shares subject to each outstanding Stock Option, or the Stock Option prices, or both, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations or exchanges of shares, and the like. In the event of any such change or changes in the outstanding Common Stock, and as often as the same shall occur, the kind and aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be binding and conclusive.

      8. Amendment and Termination.

      (a) Unless the Plan shall have been otherwise terminated as provided herein, it shall terminate on, and no option shall be granted thereunder, after December 31, 2006. The Board may at any time prior to that date alter, suspend or terminate the Plan as it may deem advisable. Except as otherwise hereinafter provided, no alteration, suspension or termination of the Plan may, without the consent of the optionee to whom any Stock Option shall have theretofore been granted (or the person or persons entitled to exercise such Stock Option under Section 6(c) of the Plan), terminate such optionee's Stock Option or adversely affect such optionee's rights thereunder.

      (b) Anything herein to the contrary notwithstanding, in the event that the Board shall at any time declare it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the property and assets of the Company or of any proposed consolidation or merger of the Company (unless the Company shall be the surviving corporation in such merger), the Company may give written notice to the holder of any Stock Option that his or her Stock Option may be exercised only within thirty (30) days after the date of such notice but not thereafter, and all rights under said Stock Option which shall not have been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six (6) months after the date of such notice. If such proposed sale, conveyance, consolidation or merger shall not be consummated within said time period, no unexercised rights under any Stock Option shall be affected by such notice except that such Stock Option may not be exercised between the date of expiration of such thirty (30) days and the date of the expiration of such six
(6) months.

      9. Indemnification. Any member of the Committee or the Board who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person is or was a member of the Committee or the Board insofar as it relates to the Plan shall be indemnified by the Company, and the Company may advance such person's related expenses, to the full extent permitted by law and/or the Certificate of Incorporation of the Company.

      10. Effective Date of the Plan. The Plan shall become effective on the date of adoption by the Board.

      11. Expenses. Except as otherwise provided herein for the payment of Federal, State and other governmental taxes, the Company shall pay all fees and expenses incurred in connection with the Plan.

      12. Government Regulations, Registrations and Listing of Stock.

      (a) The Plan, and the grant and exercise of Stock Options thereunder, and the Company's obligation to sell and deliver stock under such Stock Options, shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

      (b) The Company may in its discretion require, whether or not a registration statement under the Securities Act of 1933 and the applicable rules and regulations thereunder (collectively the "Act") is then in effect with respect to shares issued upon exercise of any Stock Option, or the offer and sale of such shares is exempt from the registration provisions of such Act, that as a condition precedent to the exercise of any Stock Option, the person exercising the Stock Option give to the Company a written representation and undertaking, satisfactory in form and substance to the Company, that such person is acquiring the shares for his or her own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Company's satisfaction that the offer or sale of the shares issuable upon exercise of the Stock Option will not constitute or result in any breach or violation of the Act or any similar act or statute or any rules or regulations thereunder. In the event that a Registration Statement under the Act is not then in effect with respect to the Common Shares issued upon the exercise of such Stock Option, the Company may place upon any stock certificate an appropriate legend referring to the restrictions on disposition under the Act.

      (c) In the event the class of shares issuable upon the exercise of any Stock Option is listed on any national securities exchange or NASDAQ, the Company shall not be required to issue or deliver any certificate for shares upon the exercise of any Stock Option prior to the listing of the shares so issuable on such national securities exchange or NASDAQ and prior to the registration of the same under the Securities Exchange Act of 1934 or any similar act or statute.